VistaGen™

OTCQB: VSTA



Forward-looking Statements

This presentation contains forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Each of these statements is based only on current information, assumptions and expectations that are inherently subject to change and involve a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements about: (i) our plans for, including timing and progress of, clinical development of AV-101; (ii) benefits to be derived from and efficacy of AV-101 in Major Depressive Disorder (MDD) and other neurological indications, (iii) potential advantages of AV-101 versus existing antidepressants and other potential rapid-acting antidepressants, (iv) estimates regarding the prevalence of MDD, (iv) potential markets for any of our product candidates, (v) potential development of proprietary new chemical entities from our drug rescue programs and (v) estimates regarding potential note conversions and cash requirements.

In some cases you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential," and similar expressions (and the negative thereof) intended to identify forward-looking statements. Given the risks and uncertainties, you should not place undue reliance on forward-looking statements. For a discussion of the risks and other factors that may cause our actual results, performances or achievements to differ, please refer to our quarterly report on SEC Form 10-Q for the nine months ended December 31, 2014, as well as our subsequent filings with the SEC. The forward-looking statements contained herein are made as of the date hereof, and we undertake no obligation to update them for future events.

Company Overview



- **Clinical-stage biopharmaceutical company in South San Francisco**
- **AV-101 (4-Cl-KYN or L-4-chlorokynurenine)**
  - Orally-available CNS small molecule prodrug candidate
  - Potential to transform treatment of depression
  - Fundamentally novel mechanism of action; unlike all approved antidepressants
  - Safe in multiple NIH-funded clinical studies
  - NIH-funded Phase 2 study in Major Depressive Disorder beginning in 2015
  - Broad CNS therapeutic potential - epilepsy, pain, Huntington's and Parkinson's
- **CardioSafe 3D™ and LiverSafe 3D™ for Drug Rescue**
  - New generation human heart and liver cell bioassay systems for more efficient internal screening of novel, proprietary, pipeline candidates identified and development through drug rescue programs

Recent Developments

- **NIH Cooperative Research and Development Agreement for Phase 2 Study of AV-101 in Major Depressive Disorder**
  - Study to be fully-funded and conducted by the NIH
  - Prior NIH awards for AV-101 preclinical and Phase 1 = $8.8 million
- **Gerard Sanacora, PhD, MD appointed to Clinical Advisory Board**
  - Professor of Psychiatry, Yale School of Medicine
  - Director, Yale Depression Research Program
- **$14.8 million of debt converted to equity**
  - All senior secured notes have been converted and cancelled

Management



Shawn Singh	Chief Executive Officer, Director	Cato BioVentures, Cato Research; SciClone; Echo; Artemis
Ralph Snodgrass, Ph.D.	Founder, President, CSO, Director	Progenitor; Lineberger Comprehensive Cancer Center; Basel Institute for Immunology
Jerrold Dotson, CPA	Vice President, CFO, Secretary	Calypte Biomedical Corporation (OTCBB: CBMC); Discovery Foods
Jon Saxe	Chair, Board of Directors	Ret., CEO or senior executive roles at Roche, PDL BioPharma, Synergen
Brian Underdown, Ph.D.	Independent Director	Managing Director, Lumira Capital

Depression: Global Concern and Multi-Billion Dollar Market



- **350 million worldwide suffer from depression**
  World Health Organization
- **6.7% of U.S. adults experience major depression each year**
  U.S. National Institutes of Health
- **1-in-10 in U.S. over age 12 takes antidepressant medication**
  U.S. Centers for Disease Control and Prevention
- **Global depression market poised for substantial growth from new generation, faster-acting antidepressants**

VistaGen

Problems with Current Antidepressants



- **Most FDA-approved antidepressants target the neurotransmitters, serotonin and serotonin/norepinephrine (SSRIs and SNRIs)**
- **SSRIs and SNRIs take weeks to months to work and fail to help millions**
  - Initial SSRI/SNRI treatments fail in over 67% of depression patients
  - Even after multiple SSRI/SNRI treatments, 33% of depression sufferers fail to find an effective therapy
  - Multiple treatments increase risks of serious side effects and tolerability issues
- **SSRIs and SNRIs have "Black Box" safety warnings due to risk of worsening depression and increased risk of suicidal thoughts and behaviors**

WARNING: SUICIDAL THOUGHTS AND BEHAVIORS
Antidepressants increased the risk of suicidal thoughts and behavior in children, teenagers, and young adults. In patients of all ages who are started on antidepressant therapy, watch closely for worsening depression and for suicidal thoughts and behaviors. Families and caregivers of patients on antidepressants should talk with the patient's doctor if depression becomes worse.

VistaGen's Solution:
AV-101 (L-4-chlorokynurenine)



- NMDA receptor glycine-binding site antagonist
  - Fundamentally different biochemical pathway compared to SSRIs and SNRIs
  - Functionally (not structurally) similar to ketamine as an NMDA receptor antagonist, but substantially safer due to selective glycine site binding
  - Modulates (down-regulates) NMDAR activity; does not block the ion channel
  - Orally-available
  - Non-sedating, non-hallucinogenic and non-addictive
- Preclinical studies show fast-acting, ketamine-like antidepressant effects, without ketamine's undesirable side effects
- Safe and well-tolerated in two NIH-funded Phase 1 clinical studies
- NIH-funded Phase 2 study in Major Depressive Disorder beginning in 2015
  - **Anticipate fast-acting antidepressant effects similar to those reported with ketamine, without ketamine's side effects or required i.v. administration**

NIH Ketamine Study Revolutionizes Depression Treatment Paradigm

- **Ketamine**
  - NMDA receptor antagonist (channel blocker)
  - FDA-approved dissociative anesthetic used medically since the 1970s
  - Used privately and recreationally – aka the club drug "Special K"
    - Causes hallucinations, sense of floating and dissociation, psychosis-like effects
    - Requires i.v. administration in a medical setting
    - Schedule III Controlled Substance (risk of abuse and dependence)

- **Revolutionary NIH studies by Dr. Carlos Zarate demonstrated fast-acting antidepressant benefits of ketamine in patients with treatment-resistant Major Depressive Disorder, within hours of a single i.v. administration**

- NIH studies inspired development of new generation antidepressants with potential to deliver ketamine's fast-onset antidepressant benefits without its side effects

Mechanism of Action: AV-101 and clinically-important NMDA receptor modulators




Glutamate binding site
Glycine binding site
K+
Extracellular side
Cytoplasmic side
NR2
NR1
AV-101 (antagonist)
GLX-13 (partial agonist)
Channel blocking antagonists
Ketamine
PCP
Lanicemine (low-trapping)
Na+
Ca2+

AV-101

Prodrug


COOH
Cl

4-chlorokynurenine
(oral delivery to CNS)

Activated astrocytes

Active


OH
N
COOH
Cl

7-chlorokynurenic acid
(low adverse events expected)

4-Cl-3-HANA

(potent inhibitor of quinolinic acid production)

AV-101 is positioned to become a transformative advancement in the treatment of depression



Negative Clinical Attributes	VistaGen: AV-101	Naurex: GLYX-13	Ketamine
Requires IV delivery	☐	☑	☑
Narrow therapeutic range	not anticipated	☑	☑
Hallucinogenic	☐	☐	☑
Schizophrenia-like effects	☐	☐	☑
Positive Clinical Attributes	AV-101	GLYX-13	Ketamine
Positive effects on mood	☑	☑	☑
Direct modulator of NMDA-R	☑	☑	☑
Non-channel blocker	☑	☑	☐
More potent GlyB site modulator	☑	☐	☐
Wide safe dose range	☑	☐	☐
Orally-available	☑	☐	☐

Comparable: Naurex

	VistaGen	Naurex	
Compound	**AV-101**	**GLYX-13**	**NRX-1074**
Description	Novel small molecule modulator of NMDA receptor; NMDA receptor glycine-binding site antagonist; orally-active; potential first-line oral therapy for MDD	Novel peptide modulator of the NMDA receptor; NMDA receptor glycine-binding site partial agonist; administered i.v.; potential first-in-class adjunctive therapy for MDD	Chemically similar to GLYX-13; potentially orally-active; more potent than GLYX-13 in *in vitro* binding assays; no oral human safety or efficacy data has been reported
Ketamine-like antidepressant effects	Yes	Yes	Yes
Indication	Major Depressive Disorder and other CNS indications	Major Depressive Disorder and other CNS indications	Major Depressive Disorder and other CNS indications
Clinical-stage	Phase 2, sponsored by NIH	Pre-Phase 3	Phase 2a
Value/Recent Raise	$58mm invested	$105mm Series C Financing (May to December 2014)	

AV-101 NIH-funded Phase 1a and 1b Clinical Safety Studies

Phase 1a

- NIH-funded
- Single-site (Progressive Medical Research), randomized, double-blind, placebo controlled
- Single oral dose (capsule) with sequential dose-escalation
- Six single dose levels: 30, 120, 360, 720, 1,080, and 1,440 mg
- 36 subjects: 18 treatment and 18 placebo; 6 per cohort
- Well-tolerated; good bioavailability; no serious adverse events
- At higher doses, some subjects on AV-101 (and none on placebo) reported positive feelings of well-being similar to antidepressant effects reported with ketamine, but without any of ketamine's side effects

Phase 1b

- NIH-funded
- Single-site (University of California, San Diego), randomized, double-blind, placebo controlled
- Daily oral dose for 14 days, with sequential dose-escalation
- Three dose levels: 360, 1,080 and 1,440 mg
- 48 subjects: 36 treatment and 12 placebo; 16 per cohort
- Well-tolerated; good bioavailability; no serious adverse events
- Multiple subjects on AV-101 (and none given placebo) reported positive feelings of well-being similar to antidepressant effects reported with ketamine, but without any of ketamine's side effects

AV-101 Phase 2 Study
Major Depressive Disorder



- To be fully-funded and conducted by NIH, beginning in 2H 2015
- Principal Investigator
  - Carlos Zarate, MD, Chief of Experimental Therapeutics and Pathophysiology at the NIH's National Institute of Mental Health
  - Principal investigator on NIH studies of ketamine in Major Depressive Disorder
- Single-site, double-blind, placebo-controlled, crossover study
- Approximately 25 adult subjects with treatment-resistant Major Depressive Disorder
- Single oral dose, once per day for 14 days
- Primary objective: evaluate efficacy and safety of AV-101 using the Hamilton Depression Rating Scale and multiple other widely-accepted measures of mood and depression

AV-101 Neurology Platform



Product	Indication	Opportunity
AV-101	Major Depressive Disorder	• Potential new generation first-line oral therapy • Secured NIH-sponsored Phase 2 study to begin in 2H 2015
	Neuropathic Pain	• Reduced chronic neuropathic pain due to inflammation and nerve damage in three well-established live animal pain models
	Epilepsy	• Reduced frequency of seizures in well-established animal models
	Parkinson's Disease	• Monkey studies support potential to reduce dyskinesias associated with L-DOPA therapy and potential for reducing therapeutic levels of L-DOPA
	Huntington's Disease	• Key metabolite of AV-101 (4-Cl-3-HANA) is a may be a potent inhibitor of quinolinic acid synthesis associated with neurodegeneration observed in Huntington's disease

VistaGen

AV-101 Development Pipeline



AV-101	Preclinical	Phase 1a	Phase 1b	Phase 2a	Phase 2b	Phase 3
Major Depressive Disorder				NIH Fully Funded		
Neuropathic Pain						
Epilepsy						
Neurodegenerative Diseases - Parkinson's, Huntington's						

VistaGen

NCE Drug Rescue:
CardioSafe 3D™ and LiverSafe 3D™

- ⅓ of new drug candidates fail due to unexpected heart or liver toxicity
- Our clinically-predictive, customized bioassay systems use pluripotent stem cell-derived human heart cells and liver cells to predict potential heart and liver toxicity of new chemical entities (NCEs), long before animal or human studies
- We have identified and screened multiple drug rescue candidates - "failed" compounds with positive efficacy data. identified in the public domain - with potential to expand our proprietary internal pipeline
- By focusing only on "failed" compounds with positive efficacy data and identified in the public domain, we can increase the efficiency of developing new drugs for our proprietary internal pipeline by leveraging substantial expenses (costs and time already incurred by others) to establish early proof of concept for efficacy

CardioSafe 3D™
Going Far Beyond the hERG Assay

Detects cardiac effects mediated by:	hERG assay	CardioSafe 3D
hERG potassium ion channels	✓	✓
other potassium ion channels	—	✓
Calcium ion channels	—	✓
Sodium ion channels	—	✓
Interactions between ion channels	—	✓
Channel regulatory proteins	—	✓
Cell viability	—	✓
Apoptosis	—	✓
Mitochondria	—	✓
Energy	—	✓
Oxidative stress	—	✓

VSTA-heps™ (human hepatocytes) vs. Primary (cadaver) hepatocytes

Primary (cadaver) hepatocytes are not optimal for *in vitro* liver safety screening	Primary hepatocytes	VSTA-heps
Human cells	✓	✓
Liver enzyme activity	✓	✓
Within batch reproducibility	✓	✓
Batch-to-batch reproducibility	—	✓
Long term culture	—	✓
Maintenance of function in culture	—	✓
Parental cells can be expanded into large batches	—	✓
Uniform genetic background between batches	—	✓
Uniform donor health status between batches	—	✓
Gene "reporters" can be genetically inserted	—	✓

Regenerative Medicine and Cell Production Opportunities



Cardiovascular disease
- Cardiac infarct
- Coronary heart disease

Hematopoiesis (Blood) disease
- Cancer therapies
- Bone marrow replacement
- Immune enhancement

Cell-based Therapeutic Opportunities

Liver disease
- Acute liver failure
- Chronic hepatitis C
- Fatty liver disease
- Drug-induced liver failure

Joint disease
- Arthritis
- Joint repair
- Non-union bone repair

VistaGen



VistaGen Summary

- AV-101 is orally-available and could transform treatment of depression
- NIH-funded CRADA for AV-101 Phase 2 study in Major Depressive Disorder
- NIH Phase 2 study of AV-101 to be conducted Dr. Carlos Zarate, Chief of Experimental Therapeutics and Pathophysiology at the NIH's National Institute of Mental Health, one of the most experienced NIH researchers focused on new generation, fast-acting antidepressants
- Working with key opinion leaders in depression, including Dr. Gerard Sanacora, Head of the Yale University Depression Program
- Potential FDA Fast Track Designation for AV-101 in Major Depressive Disorder and Nasdaq up-listing in 2015

VistaGen™

OTCQB: VSTA

